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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

             NAME OF SUBSIDIARY                               PLACE OF INCORPORATION
------------------------------------------------              ----------------------
AMTROL Canada Ltd.                                            Ontario, Canada

Water Soft Inc.                                               Rhode Island

AMTROL International Investments Inc.                         Rhode Island

AMTROL Europe Ltd.                                            United Kingdom

AMTROL Holdings Netherlands B.V.                              Netherlands

AMTROL Holding GmbH *                                         Donaueschingen, Germany

AMTROL Wassererwarmer Beteiligungs GmbH *                     Donaueschingen, Germany

AMTROL NOVA GmbH & Co. K.G. *                                 Donaueschingen, Germany

AMTROL Poland Sp z.o.o.                                       Swarzedz, Poland

AMTROL Holdings Portugal, SGPS, Unipessoal, Lda.              Guimaraes, Portugal

AMTROL-ALFA Metalomecanica, S.A.                              Guimaraes, Portugal

AMTROL Asia Pacific Ltd.                                      Hong Kong

* Sold as of February 27, 2004